As filed with the Securities and Exchange Commission on August 10, 2001

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SUPERCONDUCTIVE COMPONENTS, INC.
             (Exact name of Registrant as specified in its charter)

                  Ohio                                 31-0121318
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)               Identification No.)

                             1145 Chesapeake Avenue
                              Columbus, Ohio 43212
              (Address of Registrant's principal executive offices)

                        SUPERCONDUCTIVE COMPONENTS, INC.
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                 Edward R. Funk
                President, Chief Executive Officer and Treasurer
                        Superconductive Components, Inc.
                             1145 Chesapeake Avenue
                              Columbus, Ohio 43212
                                 (614) 486-0261
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                            Curtis A. Loveland, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2004


                                                   CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum       Proposed Maximum           Amount of
Title of Securities           Amount to be           Offering Price       Aggregate Offering        Registration
to be Registered               Registered              Per Share                Price*                  Fee*

-----------------------------------------------------------------------------------------------------------------

Common stock,
  Without par value              600,000                 $1.25                 $750,000                 $188
-----------------------------------------------------------------------------------------------------------------



*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the last sale price of Superconductive Components, Inc. Common Stock as reported on the National Quotation Bureau on August 6, 2001.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Superconductive Components Common Stock, without par value, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Superconductive Components, Inc. 1995 Stock Option Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Superconductive Components, Inc. incorporates by reference the following documents that the Company has previously filed with the Securities and Exchange Commission:

         1.   Annual Report on Form 10-KSB for the year ended December 31, 2000.

         2. Quarterly Reports on Form 10-QSB for the first quarter ended March 31, 2001, and for the second quarter ended June 30, 2001.

         3. The description of the Company's common stock which is contained in the Company's Form 10-SB filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 first filed September 28, 2000, as subsequently amended.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Curtis A. Loveland is an officer, director and shareholder of the Company. Mr. Loveland is also a Partner with Porter, Wright, Morris & Arthur LLP, the Company's legal counsel.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer, employee or agent, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer, employee or agent and without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

         Section 1701.13(E) of the Ohio Revised Code further provides that the indemnification thereby permitted shall not be exclusive of, and shall be in addition to, any other rights that directors, officers, employees or agents have, including rights under insurance purchased by the corporation.

         Article 5 of the Company's Restated Code of Regulations contains extensive provisions related to indemnification of officers, directors, employees and agents. The Company is required to indemnify its directors against expenses, including attorney fees, judgments, fines and amounts paid in settlement of civil, criminal, administrative, and investigative proceedings, if the director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. When criminal proceedings are involved, indemnification is further conditional upon the director having no reasonable cause to believe that his conduct was unlawful.

         Entitlement of a director to indemnification shall be made by vote of the disinterested directors of the Company. If there are an insufficient number of such directors to constitute a quorum, the determination to indemnify directors shall be made by one of the following methods: (1) a written opinion of independent legal counsel, (2) vote by the shareholders, or (3) by the Court in which the action, suit or proceeding was brought.

         The Company may pay the expenses, including attorney fees of any director, as incurred, in advance of a final disposition of such action, suit or proceeding, upon receipt by the Company of an undertaking by the affected director(s) in which he (they) agree to cooperate with the Company concerning the action, suit or proceeding, and agree(s) to repay the Company in the event that a Court determines that the director(s) action, or failure to act, involved an act, or omission, undertaken with reckless disregard for the best interests of the Company.

         The indemnification provisions of the Articles of Incorporation relating to officers, employees and agents of the Company are similar to those relating to directors, but are not mandatory in nature. On a case-by-case basis, the Company may elect to indemnify them, and may elect to pay their expenses, including attorney fees, in advance of a final disposition of the action, suit, or proceeding, upon the same conditions and subject to legal standards as relate to directors. These indemnification provisions are also applicable to actions brought against directors, officers, employees and agents in the right of the Company. However, no indemnification shall be made to any person adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that a Court determines, that despite the adjudication of liability, but in view of all of the circumstances of the case, such persons reasonably entitled to indemnify for such expenses as the Court shall deem proper. The Company currently carries directors and officers insurance in the amount of one million dollars.

         The above discussion of the Company's Restated Code of Regulations and of Section 1701.13(E) of the Ohio Revised Code is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statutes.

ITEM 7.    EXEMPTION FROM REGISTRATION

         Not applicable.

ITEM 8.  EXHIBITS

       Exhibit                                  Exhibit
       Number                                 Description
       ------                                 -----------

        4(a) Superconductive Components, Inc. 1995 Stock Option Plan (Exhibit 10(e) to Form 10-SB dated September 28, 2000 and incorporated by reference).

        4(b) Certificate of Second Amended and Restated Articles of Incorporation of Superconductive Components, Inc. (Exhibit 3(a) to Form 10-SB dated September 28, 2000, and incorporated herein by reference).

        4(c) Restated Code of Regulations of Superconductive Components, Inc. (Exhibit 3(b) to Form 10-SB dated September 28, 2000, and incorporated herein by reference).

        5          *         Opinion of Porter, Wright, Morris & Arthur LLP
                             regarding legality.

        23(a) Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

        23(b)      *         Consent of Hausser + Taylor LLP.

        24         *         Power of Attorney.



------------------------------

* Filed with this Registration Statement


ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 10, 2001.

                          SUPERCONDUCTIVE COMPONENTS, INC.


                          By:   /s/ Edward R. Funk
                                ------------------------------------------------
                                Edward R. Funk
                                President, Chief Executive Officer and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                   TITLE                                      DATE
              ---------                                   -----                                      ----


     /s/ Edward R. Funk                        President, Chief Executive                       August 10, 2001
-------------------------------------          Officer, Treasurer and Director
         Edward R. Funk                        (Principal Executive Officer and Principal
                                               Financial Officer)


-------------------------------------          Vice President                                   August 10, 2001
         Ingeborg V. Funk


        *James R. Gaines, Jr.                  Vice President and General Manager               August 10, 2001
-------------------------------------          of the SCI Division and Director
         James R. Gaines, Jr.



     *  Donald D. Raifsnider                   Vice President and General Manager               August 10, 2001
-------------------------------------          of the TMI Division
        Donald D. Raifsnider


       *Suvankar Sengupta                      Chief Scientist                                  August 10, 2001
-------------------------------------
        Suvankar Sengupta


       *Curtis A. Loveland                     Secretary and Director                           August 10, 2001
-------------------------------------
        Curtis A. Loveland


-------------------------------------          Director                                         August 10, 2001
        Robert J. Baker, Jr.


       *Lloyd E. Hackman                       Director                                         August 10, 2001
-------------------------------------
        Lloyd E. Hackman







-------------------------------------          Director                                       August 10, 2001
       Robert H. Pietz


      *Edward W. Ungar                         Director                                       August 10, 2001
-------------------------------------
       Edward W. Ungar


      *Charles E. Washbush                     Director                                       August 10, 2001
-------------------------------------
       Charles E. Washbush




*By:     /s/ Edward R. Funk
       -----------------------------------
       Edward R. Funk, attorney-in-fact
       for each of the persons indicated

                          Registration No. 333-_______




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            -------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                            -------------------------


                        SUPERCONDUCTIVE COMPONENTS, INC.

                            -------------------------

                                    EXHIBITS

                            -------------------------

                                  EXHIBIT INDEX


       Exhibit                                  Exhibit
       Number                                Description
       ------                                -----------

        4(a) Superconductive Components, Inc. 1995 Stock Option Plan (Exhibit 10(e) to Form 10-SB dated September 28, 2000 and incorporated by reference).

        4(b) Certificate of Second Amended and Restated Articles of Incorporation of Superconductive Components, Inc. (Exhibit 3(a) to Form 10-SB dated September 28, 2000, and incorporated herein by reference).

        4(c) Restated Code of Regulations of Superconductive Components, Inc. (Exhibit 3(b) to Form 10-SB dated September 28, 2000, and incorporated herein by reference).

        5          *         Opinion of Porter, Wright, Morris & Arthur LLP
                             regarding legality.

        23(a) Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

        23(b)      *         Consent of Hausser + Taylor LLP.

        24         *         Power of Attorney.


------------------------------

* Filed with this Registration Statement